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                                                               EXHIBIT 4.5
                                                               Execution Version


                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement, dated as of December 13, 2002, among Wal-Mart Stores, Inc., a Delaware corporation ("the Company"), Walton Enterprises, L.P., a Delaware limited partnership (the "Partnership") and the entities named in Schedule I hereto (collectively, the "Named Parties" and individually, a "Named Party").

Recitals. The parties to this Agreement have made this Agreement in connection with an offer (the "Partnership Offer") by the Partnership to redeem certain ownership interests in the Partnership in exchange for the transfer to the Named Parties of a certain number of unregistered shares of the Company's common stock, par value $.10 per share (the "Common Stock"), held by the Partnership. Each of the Named Parties may (i) sell some or all of the shares of the Common Stock transferred to that Named Party in order to obtain funds for transfer to one or more charities for charitable purposes or (ii) transfer some or all of those shares to one or more charities who would use such shares and/or the proceeds thereof for charitable purposes (each a "Donee" and collectively, the "Donees"). The terms of the Partnership Offer require that the Company and the Partnership execute and deliver this Agreement. Any Named Party or Donee must execute this Agreement before that Partner or Donee will be entitled to exercise any rights under this Agreement. At the request of the Partnership and to facilitate the orderly distribution of the shares of Common Stock to be received by the Named Parties or by any Donee pursuant to a donation by a Named Party, the Company has agreed to execute and deliver this Agreement and provide for the opportunity for registration of the sale of such shares of Common Stock to be received by the Named Parties on the terms and subject to the conditions set forth in this Agreement.

1. Definitions. For purposes of this Agreement the following terms shall have the following meanings:

         "Effective Date" means the date on which the SEC declares the Registration Statement effective.

         "Effective Period" means a period commencing on the Effective Date and ending on the earlier of (i) the first date as of which all Registrable Securities cease to be Registrable Securities and (ii) the date two years from the Effective Date.

         "Holder" means the beneficial owner of any of the Registrable
Securities.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, business trust, trust, joint-stock company, unincorporated organization or government or any agency or political subdivision thereof.

         "Prospectus" means the prospectus included in the Registration Statement in the form of such prospectus at the time the Registration Statement is declared effective, as supplemented by any Prospectus Supplement and as amended by all amendments and supplemented by all other

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supplements to that prospectus, including post-effective amendments and by the incorporation by reference of material into that prospectus.

         "Prospectus Supplement" means any prospectus supplement relating to a particular offer and sale of all or a portion of the Registrable Securities covered by the Registration Statement.

         "Registrable Securities" means, collectively, (i) those shares of Common Stock received by the Named Parties from the Partnership in connection with the Partnership Offer that the Named Parties indicate should be included in the number of shares registered by the Company in the Registration Statement (such securities being referred to collectively herein as the "Shares") and (ii) any securities issued or distributed in respect of any Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. The parties to this Agreement understand and agree that the number of shares of Common Stock included pursuant to item (i) above shall not exceed 16,000,000 shares.

         "Registration Expenses" means any and all out-of-pocket expenses incurred by the Company relating to or in connection with the drafting or performance of, or compliance with, this Agreement and any distribution, offer or sale of Registrable Securities pursuant to the Registration Statement including (i) all SEC and securities exchange registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications, or filings respecting the offer or sale of, of the Registrable Securities), (iii) all printing, messenger and delivery expenses,
(iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 7(h), (v) the fees and disbursements of counsel for the Company (including any fees or disbursements of counsel in connection with any amendments or supplements to this Agreement or in the performance hereof) and of its independent public accountants, and (vi) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions, broker's fees and commissions and transfer taxes, if any.

         "Registration Statement" means the registration statement of the Company under the Securities Act that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments and Prospectus Supplements, and all exhibits and all material incorporated by reference in such Registration Statement and the Prospectus.

         "Related Securities" means any securities of the Company similar or identical to any of the Registrable Securities.

         "SEC" means the United States Securities and Exchange Commission.

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         "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

         "Underwritten Offering" shall mean an offering of securities in which the securities of the Company are sold to an underwriter for reoffering to the public.

2. Right to Registration under this Agreement. The Named Parties shall have the right to have the Company register the Registrable Securities pursuant to the terms and subject to the conditions set forth in this Agreement. Each Named Party must execute and deliver to the Company a counterpart of this Agreement; provided, however, this Agreement shall be binding upon the Company and the Partnership as soon as it shall have been executed on behalf of both the Company and the Partnership. Promptly after making any donation of Registrable Securities, any Named Party making the donation shall notify the Company in writing of the name and address of any Donee, of the amount of Registrable Securities donated to such Donee, the date of the donation and, if known, the Donee's plan for the disposition of the Registrable Securities donated to that Donee. Any Donee must execute and deliver to the Company a counterpart of this Agreement before exercising any rights as a Holder under this Agreement with respect to any of the Registrable Securities.

         Registrable Securities will cease to be Registrable Securities and the Named Parties who are Holders shall cease to have any rights pursuant to this Agreement (except as otherwise provided in Section 9 hereof) when all of the Registrable Securities have been the subject of one of the following events: (i) the Registration Statement covering Registrable Securities has been declared effective under the Securities Act and those of the Registrable Securities covered by the effective Registration Statement have been disposed of pursuant to such effective Registration Statement; (ii) Registrable Securities are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; (iii) such Registrable Securities shall have been otherwise transferred, new certificates for such Registrable Securities not bearing a legend restricting further transfer shall have been delivered by the Company and any other notations or instructions relating to the restrictions on the free transferability of such Registrable Securities have been removed and subsequent disposition of such Registrable Securities shall not require registration or qualification of such Registrable Securities under the Securities Act or any state securities or blue sky law then in force; or (iv) Registrable Securities shall have ceased to be outstanding. If any of the Registrable Securities remain as such at the close of business on the second anniversary of the Effective Date, they shall cease to be Registrable Securities effective as of that time.

3. Shelf Registration. As promptly as practicable after the execution and delivery of this Agreement by the initial parties hereto, the Company shall file and use its commercially reasonable efforts to cause the SEC to declare effective one "shelf" Registration Statement relating to delayed or continuous offerings of the Registrable Securities pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act by one or more of the Named Parties. The Company shall not be required to file more than one Registration Statement with respect to the Registrable Securities. The Registration Statement shall be on any appropriate form under the Securities Act that shall be available for the sale of the Registrable

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Securities in accordance with the intended method or methods of distribution thereof by a Named Party or a Donee. The Company agrees to use its commercially reasonable efforts to keep such Registration Statementcontinuously effective and usable for resale of Registrable Securities, for a period of twenty-four (24) months from the Effective Date or for such shorter period that will terminate when all of the Registrable Securities covered by such Registration Statement cease to be Registrable Securities; provided, however, that the Company may elect that such Registration Statement not be filed, permitted to be declared effective or usable during any Blackout Period (as defined in Section 4).

4. Blackout Period. The Company shall be entitled (i) to postpone the filing of the Registration Statement otherwise required to be prepared and filed by the Company pursuant to Section 3 or (ii) from time to time to elect that the Registration Statement not be useable, for a reasonable period of time, but not in excess of any period of [90] consecutive days (a "Blackout Period"), if (x) the Company determines in good faith that the registration and distribution of Registrable Securities or the use of the Registration Statement or the Prospectus to effect any distribution, offer or sale of any Registrable Securities (a) would interfere with, or would require premature disclosure of, any pending financing, acquisition, corporate reorganization or any other corporate development (including the disclosure of any material non-public information regardless of the nature of that information) or other transaction involving the Company or any of its subsidiaries, (b) would interfere with the Company's repurchase of shares of the Common Stock pursuant to any stock repurchase program of the Company or (c) otherwise could or would result in a violation of applicable securities laws and (y) promptly gives the Holders written notice of such determination, containing a general statement of the reasons for such postponement or restriction on use and an approximation of the anticipated hiatus from the use of the Registration Statement. Upon receipt of any such notice, each Holder shall refrain from effecting any public distribution, offer or sale of Registrable Securities until the Company has notified the Holders of the end of the hiatus. The Company shall give the Holders prompt notice of the end of such hiatus.

5. Selection of Underwriters. If any offering pursuant to the Registration Statement is to be an Underwritten Offering, the Company shall have the right to select the managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters shall be reasonably satisfactory to the Holders of a majority in number of the Registrable Securities to be included in such Registration Statement; provided, however, that the Holders of a majority in number of the Registrable Securities to be included in such offering shall be entitled to select one co-managing underwriter, which co-managing underwriter shall be reasonably satisfactory to the Company. The managing underwriter or underwriters selected by the Company shall be deemed to be reasonably satisfactory to the Holders of a majority in number of the Registrable Securities to be registered unless the Holders of a majority in number of such Registrable Securities send a written notice of objection to the Company within 10 days of receipt of notice from the Company of the appointment of a managing underwriter or underwriters. Such notice shall state the reasons for the Holders' objection to the managing underwriter or underwriters.

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6. Holdback Agreement. If (i) after the date of this Agreement and prior to the expiration of the Effective Period, the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type described in Rule 145(a) under the Securities Act) with respect to its Common Stock or Related Securities and(ii) with reasonable prior notice, in the case of a non-Underwritten Offering by the Company pursuant to such registration statement, the Company advises the Partnership (which shall in turn promptly notify the Holders) in a writing addressed to the Holders that a public sale or distribution of Registrable Securities would adversely affect the Company's offering of its Common Stock or Related Securities or, in the case of an Underwritten Offering by the Company pursuant to such registration statement, the managing underwriter or underwriters advise the Company in writing (in which case the Company shall notify the Partnership which shall in turn promptly notify the Holders) that a public sale or distribution of Registrable Securities would adversely impact such offering, then each Holder shall, to the extent not inconsistent with applicable law, refrain from effecting any public distribution, offer or sale of Registrable Securities during the seven-day period prior to, and during the 30-day period beginning on, the effective date of the registration statement relating to the Company's offer and sale of shares of its Common Stock or Related Securities.

7. Registration Procedures. If and whenever the Company is required to use its commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as promptly as practicable:

         (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution or sale thereof by the Named Parties, and use its commercially reasonable efforts to cause such Registration Statement to become and remain effective;

         (b) prepare and file with the SEC amendments and post-effective amendments to such Registration Statement and such Prospectus Supplements and amendments to the Prospectus used in connection with any offer or sale of the Registrable Securities covered by the Registration Statement as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act for shelf registration or otherwise necessary to keep the Registration Statement effective during the Effective Period or to permit a Holder to rely on the Registration Statement and use the Prospectus to make a distribution, offer or sale in accordance with the Securities Act and cause the Prospectus as so supplemented to be filed with the SEC pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act with respect to the disposition of those Registrable Securities covered by such Registration Statement during the Effective Period; provided, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (other than reports required to be filed by it under the Securities and Exchange Act 1934, as

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         amended, and the rules and regulations adopted by the SEC thereunder), the Company will furnish to the Partnership on behalf of the Holders and their counsel for review and comment, copies of all documents proposed to be filed;

         (c) furnish to each Holder of such Registrable Securities with respect to each separate distribution, offer or sale being made in reliance on the Registration Statement such number of copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits), the Prospectus, including the Prospectus Supplement particularly relating to the particular distribution, offer or sale being made by the Holder, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder (the Company hereby consenting to the use (subject to the limitations set forth in the last paragraph of this Section 7) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

         (d) use its commercially reasonable efforts to register or qualify such Registrable Securities covered by such Registration Statement or make such notice filings under such other securities or blue sky laws of each jurisdiction in the United States as counsel to the Company shall advise or as each Holder shall reasonably request if the registration or qualification requirements under such laws are applicable and an exemption therefrom is not available for the disposition of Registrable Securities, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this
         Section 7(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, to consent to general service of process in any such jurisdiction or otherwise do anything that would, the Company's good faith judgment, result in any material adverse effect on the Company's operations in that jurisdiction or otherwise;

         (e) notify the Partnership (which shall in turn promptly notify each Holder of any such Registrable Securities covered by such Registration Statement) at any time when the Company is aware that a Prospectus relating thereto is required to be delivered under the Securities Act within the Effective Period, of the Company's becoming aware that the Prospectus included in such Registration Statement, as then in effect, or any Prospectus Supplement relating thereto may include an untrue statement of a material fact or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of any amendment or supplement to the Prospectus, including any Prospectus Supplement, that may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Prospectus Supplement shall not include an untrue statement of a material fact or omit to state a material fact required to be stated

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         therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

         (f) notify the Partnership (which shall in turn promptly notify each Holder of Registrable Securities covered by such Registration Statement at any time):

                  (1) when the Prospectus or any Prospectus Supplement or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

                  (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

                  (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose' and

                  (4) if at any time the representations and warranties of the Company contemplated by paragraph (i)(1) below cease to be true and correct;

         (g) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC relating to the registration of the distribution, offer or sale of Registrable Securities, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the Registration Statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

         (h) use reasonable efforts to cause all such Registrable Securities to be listed on any securities exchange on which the Common Stock is then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the Effective Date;

         (i) enter into agreements (including underwriting agreements) and take all other reasonable actions necessary to expedite or, subject to the right of the Company to declare a Blackout Period pursuant to Section 4 of this Agreement, to facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the proposed disposition will be an Underwritten Offering:

                  (1) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by the Company to underwriters in underwritten offerings of its securities;

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                  (2) obtain opinions of counsel to the Company and updates
                  thereof, which opinions shall be in form, scope and substance reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in number of the Registrable Securities being sold, addressed to each Holder and the underwriters, if any, covering the matters customarily covered in opinions provided by the Company's counsel in underwritten offerings of the Company's securities and such other matters as may be reasonably requested by such Holders and the managing underwriters;

                  (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the managing underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters delivered to underwriters in connection with underwritten offerings of the Company's securities;

                  (4) if requested, provide the indemnification in accordance with the provisions and procedures of, and up to the extent provided in, Section 9 hereof to all parties to be indemnified pursuant to said Section; and

                  (5) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with clause (f) above and with any conditions customarily contained in underwriting agreements or other agreements entered into by the Company.

         The matters set forth in this Section 7(i) shall be effected at each closing under any underwriting or similar agreement as and to the extent required thereunder.

         (j) cooperate with the Holders of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request;

         (k) if requested by the managing underwriter or underwriters or a Holder being sold in connection with an Underwritten Offering, immediately incorporate in a Prospectus Supplement or, if required by the Securities Act, a post-effective amendment such information as the managing underwriters and the Holders of majority in number of the Registrable Securities being sold reasonably agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such

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         underwriters and any other terms of the Underwritten Offering of the
         Registrable Securities to be sold in such offering and make all required filings of such Prospectus Supplement or post-effective amendment as promptly as practicable upon being notified of the matters to be incorporated in such Prospectus Supplement or post-effective amendment;


         (l) make available for inspection by any Holder included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company, which will also contain a covenant relating to the use of the information contained in such Records, or either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided further, however, that any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors. Each Holder agrees that it will, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company and allow the Company, at the Partnership's expense (provided such expenses are reasonable and documented), to undertake appropriate action to prevent disclosure of such Records; and

         (m) cooperate with the Holders to enable the Holders to consummate the disposition of the Registrable Securities pursuant to the Registration Statement, which cooperation shall not cause the Company to incur any undue expense or liability.

         The Company may require each Holder as to which any registration is being or has been effected to furnish, and such Holder shall furnish, to the Company such information regarding such Holder, such Holder's plan of distribution or other sale of Registrable Securities and such other information pertinent to the disclosure requirements relating to the registration, distribution, offer and sale of Registrable Securities as the Company may from time to time reasonably request in writing. If the Holder has furnished any such information and the information furnished becomes inaccurate, incomplete or otherwise misleading, the Holder agrees to promptly notify the Company that the information has become inaccurate or incomplete or that the information omits to include any statement necessary to make the information in the Prospectus included in the Registration Statement not misleading and provide to the Company the information that is necessary to correct any such inaccurate information, to complete any such incomplete information or to provide such information necessary to ensure that the other

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information provided is not misleading promptly after the Holder becomes aware of that inaccuracy, incompleteness or that information is misleading.

         Each Holder agrees that it shall give the Company prior written notice of any proposed distribution or other offer or sale of Registrable Securities to be made in reliance on the Registration Statement, which written notice shall be received by the Company 10 business days prior to the commencement of that distribution, offer or sale unless the distribution, offer or sale is to be an Underwritten Offering, in which case, the notice shall be received by the Company as promptly as possible, but in no event no later than 20 business days prior to the proposed commencement of the Underwritten Offering. Such notice shall state the number of shares of Common Stock proposed to be sold, the nature of the proposed distribution or plan of distribution or other manner of offer or sale, the terms of the proposed distribution, offer or sale, whether any distribution, offer or sale is to be an Underwritten Offering, and the proposed time of the commencement of the distribution or other offer or sale.

         Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(e), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(e), and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the Prospectus, including any Prospectus Supplements, covering such Registrable Securities current at the time of receipt of such notice. If the Company gives any such notice, the Effective Period shall be extended by the number of days during the period from the date of the giving of such notice pursuant to Section 7(e) and through the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by
Section 7(e).

8. Registration Expenses. The Partnership will pay promptly all Registration Expenses in connection with the registration of Registrable Securities pursuant to Section 3 upon the written request of any of the Holders or the Company, and each Holder shall pay all underwriting discounts and any other commissions and transfer taxes, if any, relating to the sale or other disposition of such Holder's Registrable Securities pursuant to the Registration Statement.

9. Indemnification; Contribution.

         (a) Indemnification by the Company. The Company agrees to indemnify each Holder, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act), and any agent thereof (each a "Holder Indemnified Party") against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses of investigation) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, any Prospectus or preliminary Prospectus or any amendment or supplement to any of the foregoing or (ii) any omission or alleged omission to state therein a material

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         fact required to be stated therein or necessary to make the statements therein not misleading, except in each case insofar as the same arise out of or are based upon any such untrue statement or omission made in reliance on and in conformity with information with respect to such Holder Indemnified Party (or the Holder with respect to which such Holder Indemnified Party is an officer or director or Person who controls such Holder within the meaning of the Securities Act, or agent thereof) furnished in writing to the Company by such Holder Indemnified Party (or Holder with respect to which such Holder Indemnified Party is an officer or director or Person who controls such Holder within the meaning of the Securities Act, or agent thereof) or its counsel expressly for use therein. In connection with an Underwritten Offering, the Company will indemnify the underwriters thereof, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) up to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities. Notwithstanding the foregoing provisions of this Section 9(a), the Company will not be liable to any Holder Indemnified Party, any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter (within the meaning of the Securities Act), under the indemnity agreement in this Section 9(a) for any loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of such Holder's or other Person's failure to send or give a copy of the final Prospectus and the Prospectus Supplement specifically relating to the particular distribution, offering or sale of Registrable Securities made by such Holder, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such Person if such statement or omission was corrected in such final Prospectus, including in the Prospectus Supplement relating to that particular distribution, offering or sale, and the Company has previously furnished copies thereof in accordance with this Agreement.

         (b) Indemnification by Holders of Registrable Securities. In connection with the Registration Statement and any use of the Prospectus, including any Prospectus Supplement in connection with the distribution, offering or sale of Registrable Securities, each Holder will furnish to the Company in writing such information, including with respect to the name, address and the amount of Registrable Securities held by such Holder, as the Company reasonably requests for use in such Registration Statement or the related Prospectus, including any Prospectus Supplement relating to the distribution, offering or sale of Registrable Securities by that Holder, and agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 9(a) above) the Company, all other prospective Holders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons (within the meaning of the Securities Act) and their agents against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in such Registration Statement or Prospectus or any amendment or supplement to either of them or necessary to make the statements therein not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder or its counsel specifically for inclusion therein.

         (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement (provided that failure to give such notification shall not affect the obligations of the indemnifying person pursuant to this
         Section 9 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in such action and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (such consent not to be unreasonably withheld), be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of its election so to assume the defense of that action, the indemnifying party shall not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless an indemnified party has received an opinion of counsel, which counsel shall be reasonably satisfactory to the indemnifying party, that a conflict of interest is likely to exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable and documented fees and expenses of such additional counsel or counsels. Except to the extent set forth in the preceding sentence with respect to conflicts of interests between indemnified parties, an indemnifying party shall not be liable for the fees and expenses of more than one counsel (in addition to local counsel) separate from their own counsel for all indemnified parties in connection with any one action or related actions in the same jurisdiction arising out of the same allegations or circumstances. The indemnifying party will not be subject to any liability for any settlement made without its express written consent, which consent will not be unreasonably withheld.

         (d) Contribution. If the indemnification from the indemnifying party provided for in this Section 9 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified person, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any reasonable and documented legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9(d), no Holder shall be required to contribute any amount in connection with any particular claim in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public (net of all underwriting discounts and commissions) exceeds the amount of any damages which such Holder has otherwise been required to pay in connection with that claim by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         If indemnification is available under this Section 9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 9(a) or (b) above, as the case may be, without regard to the relative fault of said indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 9(d).

         (e) Other Liability; Survival. The provisions of this Section 9 shall be in addition to any liability which any party may have to any other party and shall survive any termination of this Agreement.

10. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Offering of Registrable Securities in reliance on the Registration Statement unless such Holder (a) agrees to sell such Holder's securities to be sold in such offering on the basis provided in any underwriting arrangements approved by the Company in its reasonable discretion and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

11. Rule 144. The Company covenants that, during the Effective Period, it will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder (or, if the

Company is not required otherwise to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to and within the limitations of the exemptions provided by (a) Rule 144 under the Securities Act, as Rule 144 may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

12.      Miscellaneous.

         (a) Remedies. Each party to this Agreement, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

         (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has agreed thereto and the Company has obtained the written consent of Holders of at least a majority in number of the Registrable Securities then outstanding.

         (c) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid, or courier guaranteeing next day delivery to the parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective upon receipt, notices sent by mail shall be effective three days after mailing, notices sent by telecopier shall be effective when receipt is acknowledged in writing or by telephone, and notices sent by courier guaranteeing next day delivery shall be effective upon receipt by the addressee:

                  (i) if to a Holder at the address of such Holder provided in
                  Schedule I hereto or at such other address as the applicable Holder may designate to the Company and the Partnership in writing;

                  (ii)     if to the Company at:

                           Wal-Mart Stores, Inc.
                           702 S.W.8th St.
                           Bentonville, AR 72716-8095
                           Attention: Allison D. Garrett
                                      Vice President and General Counsel,
                                      Corporate Division
                           Telecopy:  (479) 277-5991

                  (iii)    if to the Partnership at:

                           Walton Enterprises, L.P.
                           c/o Wilmington Trust Company
                           9 South DuPont Highway
                           Georgetown, DE 19947
                           Attention: Richard D. Chapman
                           Telecopy:  (479) 273-7477


         (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors of each of the parties; provided, however, that this Agreement and the provisions of this Agreement that are for the benefit of the Holders shall not be assignable by any Holder to any Person and any such purported assignment shall be null and void.

         (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of [Arkansas] applicable to contracts made and to be performed wholly within that State, without regard to the conflict of laws principles thereof.

         (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Named Parties shall be enforceable to the fullest extent permitted by law.

         (i) Entire Agreement. This Agreement is intended by the parties as a final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         (j) Assignment. This rights and privileges of a party to this Agreement may not be assigned without the prior written consent of each party to this Agreement against whom enforcement of those rights and privileges may be sought.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                 WAL-MART STORES, INC.,

                                                 By: /s/ H. Lee Scott
                                                     ---------------------------
                                                 Name: H. Lee Scott
                                                 Title: Chief Executive Officer


                                                 WALTON ENTERPRISES, L.P.,

                                                 By: /s/ Jim C. Walton
                                                     ---------------------------
                                                 Name: Jim C. Walton
                                                 Title: General Partner


                                                 HELEN R. WALTON NONQUALIFIED
                                                 CHARITABLE REMAINDER TRUST

                                                 By: /s/ James K. Dobbs III
                                                     ---------------------------
                                                 Name: James K. Dobbs III
                                                 Title: Trustee


                                                 WALTON FAMILY CHARITABLE
                                                 SUPPORT FOUNDATION, INC.

                                                 By: /s/ Kaneaster Hodges, Jr.
                                                     ---------------------------
                                                 Name: Kaneaster Hodges, Jr.
                                                 Title: President

                                                 _______________________________

                                                 _______________________________
                                                       [SIGNATURE OF DONEE]

                                   SCHEDULE I

                                  NAMED PARTIES

         Named Party                                   Address of Named Party
----------------------------                         --------------------------
Helen R. Walton Nonqualified                         Dobbs Brothers Management
Charitable Remainder Trust                           5170 Sanderlin Avenue
James K. Dobbs III                                   Suite 102
Trustee                                              Memphis, Tennessee 38117

Walton Family Charitable Support                     100 PSE Road, Suite A
Foundation, Inc.                                     Newport, Arkansas 72112
c/o Kaneaster Hodges, Jr.
President

                               Schedule 1-Page 1